Filed Pursuant to Rule 424(b)(3)
Registration No. 333-178651

UNITED REALTY TRUST INCORPORATED

MONTHLY PRICING SUPPLEMENT, DATED MARCH 2, 2015

TO THE PROSPECTUS, DATED APRIL 30, 2014

The purpose of this monthly pricing supplement is to disclose the daily estimated net asset value, or NAV, per share of common stock, par value $0.01 per share, or our Common Shares, for the period from February 1, 2015 to February 28, 2015.

The following table sets forth our NAV per Common Share for each business day in February commencing on February 1, 2015.

Date	NAV per Common Share
February 2, 2015	$12.51
February 3, 2015	$12.51
February 4, 2015	$12.51
February 5, 2015	$12.51
February 6, 2015	$12.51
February 9, 2015	$12.51
February 10, 2015	$12.51
February 11, 2015	$12.51
February 12, 2015	$12.51
February 13, 2015	$12.51
February 17, 2015	$12.51
February 18, 2015	$12.51
February 19, 2015	$12.51
February 20, 2015	$12.51
February 23, 2015	$12.51
February 24, 2015	$12.51
February 25, 2015	$12.51
February 26, 2015	$12.51
February 27, 2015	$12.51

Sales under our primary offering and our distribution reinvestment program, and repurchases under our share repurchase program, are made in accordance with our policies as set forth in our prospectus.

Please refer to “Valuation Policies” in our prospectus for important information about how our NAV per Common Share is determined. Our NAV per Common Share, which is updated at the end of each business day, is available via our toll-free, automated line, (855) REIT-NAV (734-8628), or on our website at www.unitedrealtytrust.com.